Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160076
Prospectus Supplement
(To Prospectus dated July 13, 2009)

FLOW INTERNATIONAL CORPORATION
7,825,000 Shares of Common Stock
     We are offering by this prospectus supplement 7,825,000 shares of our common stock, par value $0.01 per share, at a price of $2.10 per share.
     Our common stock trades on the NASDAQ under the symbol “FLOW”. The last reported sale price of our common stock on the NASDAQ on September 1, 2009 was $2.10 per share.
     Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus.
     We will receive the proceeds from all securities sold in this offering less underwriting commissions and discounts and less other expenses we incur in connection with the offering of our common stock. For more information on underwriting commissions and discounts see “Underwriting” on page S-8.

	Per Share	Total
Public offering price	$2.100	$16,432,500
Underwriting discount and commission	$0.153	$1,200,275
Proceeds, before expenses, to us	$1.947	$15,232,225
     We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,173,750 shares of our common stock from us to cover over-allotments. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be $1,372,816, and our total proceeds, before expenses, will be $17,524,559.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     The underwriter expects to deliver the shares of our common stock on or about September 8, 2009.
Roth Capital Partners
     The date of this prospectus supplement is September 1, 2009.

Prospectus
     You should rely on the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only at the date on the front cover of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus supplement.
     This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the United States Securities and Exchange Commission, or SEC, for complete information. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to one or more of the registration statements of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Additional information, including our financial statements for the years ended April 30, 2009, 2008 and 2007 and the notes related thereto, is incorporated by reference to our periodic reports filed with the SEC.

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us, or information to which we have referred you. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
     We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “FLOW,” the “Company,” “we,” “our” and “us” refer to Flow International Corporation and all of its subsidiaries.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•	statements regarding the successful execution of our strategic initiatives;

•	statements regarding our future business plans and growth strategy;

•	statements regarding our ability to respond to a decline in the near-term demand for our products by cutting costs;

•	statements regarding our belief that the diversity of our markets, along with the relatively early adoption phase of our technology, and the displacement of more traditional methods for machining and fabricating, will enable us to absorb the economic downturn with less impact than conventional machine tool manufacturers;

•	statements regarding the realization of backlog in the Advanced segment;

•	statements regarding the use of cash, cash needs and ability to raise capital and/or use our credit facility;

•	statements regarding our belief that our existing cash and cash equivalents, along with the expected proceeds from our operations will provide adequate liquidity to fund our operations through at least the next twelve months;

•	statements regarding our ability to meet our debt covenants in future periods;

•	statements regarding our technological leadership position;

•	statements regarding anticipated results of potential or actual litigation;

•	statements regarding our expectation that our unrecognized tax benefits will not change significantly within the next twelve months.
     In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not transpire.
     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this document, any supplements to this document and the documents that we reference in this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
     The following summary highlights selected information contained elsewhere in this prospectus supplement or incorporated herein by reference. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, especially the discussion of “Risk Factors” and our consolidated financial statements and the related notes, before deciding to invest in shares of our common stock. In this prospectus supplement and accompanying prospectus, when we use phrases such as “we,” “us,” “our,” “FLOW” or “our company,” we are referring to Flow International Corporation and all of its subsidiaries.
Flow International Corporation
     Flow International Corporation is a technology-based global company providing customer-driven waterjet cutting and cleaning solutions. Our ultrahigh-pressure water pumps generate pressures from 40,000 to over 87,000 pounds per square inch (psi) and power waterjet systems that are used to cut and clean materials. Waterjet cutting is a fast-growing alternative to traditional cutting or cleaning methods, which utilize lasers, saws, knives, shears, plasma, routers, drills and abrasive blasting techniques, and has uses in many applications from food and paper products to steel and carbon fiber composites.
     Our principal executive offices are located at 23500—64th Avenue South, Kent, Washington 98032, and our telephone number is (235) 850-3500. We maintain a website on the Internet at http://www.flowcorp.com. Unless specifically incorporated by reference in this prospectus supplement, information that you may find on our website is not part of the prospectus supplement.
THE OFFERING

Issuer	Flow International Corporation.

Common stock offered	7,825,000 shares of common stock.

Over-allotment option	We have granted the underwriter an option to purchase up to 1,173,750 additional shares of common stock to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Approximate number of shares of common stock to be outstanding immediately after this offering	45,529,684 shares of common stock (46,703,434 shares of common stock if the underwriter exercises in full its option to purchase 1,173,750 additional shares of common stock)[1]

Offering price	$2.10 per share

Exchange listing	Our shares of common stock are listed on the NASDAQ Global Market under the symbol “FLOW.”

Use of proceeds	We will receive net proceeds from this offering of approximately $14.9 million, after deducting underwriting discounts and commissions and estimated offering expenses paid and payable by us. We intend to use the net proceeds from the sale of our common stock under this prospectus supplement for the repayment of debt under our credit facility and for general corporate purposes.

Transfer Agent and Registrar	BNY Mellon Shareowner Services, LLC serves as transfer agent and registrar for our common stock.

Risk Factors	Investing in our common stock involves risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2009, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
     Unless otherwise noted, the number of shares of common stock outstanding is based on 37,704,684 shares outstanding on April 30, 2009 and excludes 1,201,365 shares of common stock that were reserved as of April 30, 2009 for issuance upon outstanding options and related to unvested restricted stock units outstanding as of April 30, 2009.

[1]	Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares.

RISK FACTORS
     An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors contained in our annual report on Form 10-K for the fiscal year ended April 30, 2009 before investing in our common stock. If any of the events anticipated by the risks described below occur, our results of operations and financial condition could be adversely affected which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.
Risks Related to our Common Stock and the Offering
     Under certain circumstances the offering of our common stock described in this prospectus supplement may not close and we may have to raise additional capital by October 31, 2009 in order for less stringent financial covenants set forth in our Line of Credit agreement to be effective. If we were unable to raise additional capital in such circumstances, then there is a substantial risk that we will not be able to comply with the existing financial covenants.
     The underwriter’s obligation to purchase the shares of common stock in the offering described in this prospectus supplement is subject to conditions, including the accuracy of our representations and warranties, set forth in an underwriting agreement between us and the underwriter. While these conditions are typical and customary for firm commitment underwritings of securities, and the underwriter and we both expect all such conditions to be satisfied, there is a risk that the offering described in this prospectus supplement may not be consummated. Also, the underwriting agreement allows the underwriter to terminate the underwriting agreement and not consummate the offering described in this prospectus supplement if trading in our common stock has been suspended or if other referenced force majeure type events have occurred and in the underwriter’s reasonable judgment it would be impracticable or inadvisable to complete the offering.
     We recently entered into an amendment agreement with our lenders that modified some of the financial tests and ratios that we are required to comply with under our Line of Credit to make such requirements less stringent. The amended financial covenants (other than those applicable for the first quarter of fiscal year 2010, which are unconditionally effective) are conditioned upon us raising $10 million or more of new capital through one or more sales of the Company’s equity securities on or prior to the last day of the Company’s second fiscal quarter of fiscal year 2010 (October 31, 2009). Accordingly, in the event that the offering described in this prospectus supplement is not consummated for any reason, then we would need to raise at least $10 million in capital by October 31, 2009 in order for the new financial covenant requirements set forth in the amendment to take effect. In the event this offering is not consummated and we are not able to timely raise such capital, then the more stringent covenants contained in our Line of Credit agreement would be in effect and there is a substantial risk that we would be unable to comply with these more stringent requirements. In such circumstances, a failure by us to comply with and maintain all applicable financial tests and ratios and to comply with all applicable covenants in our Line of Credit agreement could result in an event of default with respect to a substantial portion of our debt which could result in the acceleration of the maturity and/or the termination of our credit facility. Furthermore, if such events were to occur, then there would be substantial doubt about our ability to continue as a going concern.
     We may need to raise additional funds to finance our future capital and/or operating needs.

     The Company may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unfavorable or are materially adverse to our shareholders’ interests, and may involve substantial dilution to our shareholders. Furthermore, our ability to raise additional funds through the sale of equity will be limited in the event that our shareholders do not improve an increase in the number of our authorized shares of common stock from 49,000,000 to 84,000,000 at the annual meeting of shareholders to be held on September 10, 2009. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease certain of our operations. If we require additional funds and are unable to obtain additional financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product development programs and/or our capital projects. In addition, such inability to obtain additional financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, sell assets or cease operations, any of which could put our shareholders’ investment dollars at significant risk.
     Our stock price has been and is likely to continue to be highly volatile.
     The trading price of our common stock has been highly volatile. On August 31, 2009, the closing price of our common stock was $2.14. Our stock price could decline or be subject to wide fluctuations in response to response to factors such as the risks discussed in this section and the following:
•	actual or anticipated fluctuations in our operating results or our competitors’ operating results;

•	announcements by us or our competitors of new products,

•	capacity changes, significant contracts, acquisitions or strategic investments;

•	our growth rate and our competitors’ growth rates;

•	changes in stock market analyst recommendations regarding us, our competitors or our industry generally, or lack of analyst coverage of our common stock;

•	sales of our common stock by our executive officers, directors and significant stockholders or sales of substantial amounts of common stock; and

•	changes in accounting principles.
     In addition, there has been significant volatility in the market price and trading volume of our securities that is sometimes unrelated to our operating performance. Some companies that have had volatile market prices for their securities have had securities litigation brought against them. If litigation of this type is brought against us it, it could result in substantial costs and would divert management’s attention and resources.
     Anti-takeover provisions in our articles of incorporation and by-laws could prevent certain transactions and could make a takeover more difficult.
     Some provisions in our articles of incorporation and bylaws could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to our shareholders. For example, we have a classified board of directors, which means that our directors are divided into three classes that are elected to three-year terms on a staggered basis. Since the three year terms of each class overlap the terms of the other classes of directors, the entire board of directors cannot be replaced in any one year.
     We have adopted a program (a Rights Agreement) under which our shareholders have rights to purchase our common stock directly from us at a below-market price if a company or person attempts to buy us without negotiating with the board. This program is intended to encourage a buyer to negotiate with us, but may have the effect of discouraging offers from possible buyers.
     The provisions of our articles of incorporation and by-laws could delay, deter or prevent a merger, tender offer, or other business combination or change in control involving us that shareholders might consider to be in their best interests. This includes offers or attempted takeovers that could result in our shareholders receiving a premium over the market price for their shares of our common stock. Please refer to the information contained under the caption “Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law” contained in the accompanying prospectus.

     Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.
     Following the completion of this offering, our board of directors has the authority, generally without action or vote of our shareholder, to issue all or any part of our authorized but unissued shares of preferred stock or all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, shares that may be issued to satisfy our payment obligations under our 2005 Equity Incentive Plan. Furthermore, if approved by our shareholders at the annual meeting of shareholder to be held on September 10, 2009, the authorized number of shares of our common stock will be increased from 49,000,000 to 84,000,000. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our shareholders vote, and, in the case of issuances of preferred stock, likely would result in your interest in us being subject to the prior rights of holders of that preferred stock.
     There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
     Except for certain limitations imposed on us by our Line of Credit agreement, we are not generally restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to holders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of this offering as well as sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us. In addition, giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our expected earnings per share.
USE OF PROCEEDS
     We estimate that the net proceeds from this offering will be approximately $ 14.9 million after deducting the underwriting discount and estimated offering expenses paid or payable by us. We intend to use the net proceeds from the sale of our common stock under this prospectus supplement for the repayment of debt under our credit facility and for general corporate purposes.

CAPITALIZATION
     The following table sets forth our cash and cash equivalents and capitalization as of April 30, 2009:
•	on an actual basis; and

•	on an as adjusted basis to effect (i) our sale of 7,825,000 common shares in this offering, based on the public offering price of $ 2.10 per share, and after deducting underwriting commissions and estimated offering expenses paid by us, assuming the underwriter does not exercise its over-allotment option and (ii) the application of net proceeds to reduce our bank indebtedness.
     This table should be read in conjunction with our financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	April 30, 2009
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$10,117	$10,117

Indebtedness:
Bank indebtedness	$17,105	$2,228
Capital leases and other	1,425	1,425

Total indebtedness	18,530	3,653

Shareholders’ equity:
Series A 8% convertible preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued	—	—
Common Stock—$.01 par value, 49,000,000 shares authorized 37,704,684 shares issued and outstanding, historical	372
45,529,684 shares issued and outstanding, as adjusted		450
Capital in excess of par	140,634	155,433
Accumulated deficit	(71,403)	(71,403)
Accumulated other comprehensive loss	(6,892)	(6,892)

Total shareholders’ equity	62,711	77,588

Total capitalization	$81,241	81,241

UNDERWRITING
     We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us 7,825,000 shares of common stock. Our common stock trades on the NASDAQ Global Market under the symbol “FLOW.”
     The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.
     If the underwriter sells more shares than the above number, the underwriter has an option for 30 days from the date of this prospectus supplement to buy up to an additional 1,173,750 shares of common stock from us at the public offering price less the underwriting commissions to cover these sales.
     The underwriter proposes to offer to the public the shares of common stock purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times. In connection with the sale of the shares of common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions.
     We have also agreed to reimburse Roth Capital Partners, LLC for certain usual and customary out-of-pocket expenses incurred by it up to an aggregate of $75,000 with respect to this offering.
     We agreed to pay Roth a cash fee equal to seven and one half percent (7.5%) of the gross proceeds from the first $10 million of this offering and seven percent (7%) of the gross proceeds of the offering in excess of $10 million.
     The following table summarizes the underwriting discounts and commissions we will pay (based on the aggregate commission to be paid):

	Per Share		Total
	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment
Underwriting commissions paid by us	$0.153	$0.153	$1,200,275	$1,372,816
     We have agreed not to offer, sell, contract to sell or otherwise issue any shares of common stock or securities exchangeable or convertible into common stock, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days, subject to an 18 day extension under certain circumstances, following the date of this prospectus, subject to certain exceptions. In addition, Charles M. Brown, our President and Chief Executive Officer, Allen M. Hsieh, our Vice President and Chief Financial Officer, John S. Leness, our General Counsel and Corporate Secretary, and Arlen I. Prentice and J. Michael Ribaudo, both directors of ours, have each agreed to enter into lock-up agreements with the underwriter. Under these lock-up agreements, subject to exceptions, the aforementioned individuals may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any shares of common stock or securities convertible into or exchangeable for common stock, or publicly announce to do any of the foregoing, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days, subject to an 18 day extension under certain circumstances, from the date of this prospectus supplement. This consent may be given at any time without public notice.
     Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.
     We estimate that total expenses payable by us with respect to this offering, excluding underwriting discounts, will be approximately $355,000.
     The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may receive in the future, customary fees.
     In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
     Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.
     This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Internet sites or through other online services maintained by the underwriter participating in the offering or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or our website and any information contained in any other website maintained by the underwriter or by us is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.
LEGAL MATTERS
     The validity of the shares of common stock offered in this prospectus supplement has been passed upon for us by K&L Gates LLP, Seattle, Washington. Dorsey & Whitney LLP, Seattle, Washington, is counsel for the underwriter in connection with this offering.
EXPERTS
     The financial statements and the related financial statement schedules as of April 30, 2009 and 2008, and for each of the three years in the period ended April 30, 2009, incorporated by reference in this prospectus supplement, and the effectiveness of Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein.  Such financial statements and financial statement schedules have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s web site at www.sec.gov.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information from some of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus supplement. In addition, some information that we file with the SEC after the date of this prospectus supplement will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus. The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this prospectus supplement:

•	Annual Report on Form 10-K for the year ended April 30, 2009, filed with the SEC on June 26, 2009, as amended by the Annual Report on Form 10-K/A, filed with the SEC on July 13, 2009;

•	Current Reports on Form 8-K filed with the SEC on May 12, 2009, June 11, 2009, June 26, 2009, July 10, 2009, July 28, 2009, August 17, 2009, August 31, 2009 and September 1, 2009.

•	Our Definitive Proxy Statement filed on August 6, 2009, including any amendments or revisions thereto.

•	The description of Flow’s securities contained in Flow’s registration statement on Form 8-A filed with the SEC on August 25, 1983, including any amendments or reports filed for the purpose of updating this information.
     Also incorporated by reference into this prospectus supplement are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act either (1) after the date of filing of this registration statement, and (2) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K, other than the fourth paragraph of Exhibit 99.1 to the Form 8-K filed August 17, 2009, which is hereby incorporated by reference in this prospectus supplement. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement, other than the fourth paragraph of Exhibit 99.1 to the Form 8-K filed August 17, 2009, which is hereby incorporated by reference in this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
     You may request copies of these filings, at no cost, by writing to or calling our Investor Relations department at:
Flow International Corporation
23500 64th Avenue South
Kent, WA 98032
Telephone: (253) 850-3500
     Information is also available on our website at www.flowcorp.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus supplement.

PROSPECTUS

FLOW INTERNATIONAL CORPORATION

$35,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We, Flow International Corporation, may offer from time to time our common stock, preferred stock, warrants, and units. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

Our common stock is listed on the NASDAQ Stock Market under the symbol “FLOW.” On July 6, 2009, the last reported sale price of our common stock on the NASDAQ Stock Market was $2.13 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Flow” and to the “company,” “we,” “us” or “our” are to Flow International Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, Flow files annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that Flow previously filed with the SEC. They contain important information about Flow and its financial condition. The following documents, which were filed by Flow with the SEC, are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended April 30, 2009, filed with the SEC on June 26, 2009, as amended by the Annual Report on Form 10-K/A, filed with the SEC on July 13, 2009;

•	Current Reports on Form 8-K filed with the SEC on June 26, 2009, and July 10, 2009; and

•	The description of Flow’s securities contained in Flow’s registration statement on Form 8-A filed with the SEC on August 25, 1983, including any amendments or reports filed for the purpose of updating this information.

In addition, Flow incorporates by reference additional documents that the company may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act)

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032
Attn: Investor Relations
(253) 850-3500

FORWARD-LOOKING STATEMENTS

We have made in this prospectus and in the reports and documents incorporated herein by reference, and may from time to time otherwise make in other public filings, press releases and discussions with our management, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended April 30, 2009 and those set forth from time to time in our filings with the SEC. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

ABOUT US

Flow International Corporation and its subsidiaries (hereinafter collectively referred to “Flow,” “the Company,” “we,” or “our” unless the context requires otherwise) is a technology-based global company providing customer-driven waterjet cutting and cleaning solutions. Our ultrahigh-pressure water pumps generate pressures from 40,000 to over 87,000 pounds per square inch (psi) and power waterjet systems that are used to cut and clean materials. Waterjet cutting is a fast-growing alternative to traditional cutting or cleaning methods, which utilize lasers, saws, knives, shears, plasma, routers, drills and abrasive blasting techniques, and has uses in many applications from food and paper products to steel and carbon fiber composites.

Our principal executive offices are located at 23500 — 64th Avenue South, Kent, Washington 98032, and our telephone number is (253) 850-3500. We maintain a website on the Internet at http://www.flowcorp.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the factors contained in our annual report on Form 10-K for the fiscal year ended April 30, 2009 under the heading “Risk Factors” before investing in our securities. You should also consider similar information contained in any annual report on Form 10-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	repayment of debt;

•	capital expenditures;

•	working capital;

•	acquisitions; and

•	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

We are a Washington corporation. The rights of our shareholders are governed by the Washington Business Corporation Act, or the WBCA, and our restated articles of incorporation and our bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our restated articles of incorporation, which we refer to as our articles of incorporation, and our amended bylaws, which we refer to as our bylaws, for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a shareholder.

Common Stock

We may offer shares of our common stock from time to time. Pursuant to our articles of incorporation, we have the authority to issue 49,000,000 shares of common stock, $0.01 par value. As of July 6, 2009, we had 37,751,049 shares of common stock outstanding. As of July 6, 2009, there were approximately 1,052 holders of record of our common stock. We currently have a shareholder rights plan, which is described in more detail below.

Common shareholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to shareholders after creditors are paid and preferred shareholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

The common stock is listed on the NASDAQ Stock Exchange and trades under the symbol “FLOW.”

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series. Pursuant to our articles of incorporation, we have the authority to issue 1,000,000 shares of preferred stock, $0.01 par value. As of July 6, 2009, we had no shares of preferred stock outstanding. Our board of directors may, without action by shareholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter, or prevent a change of control of Flow.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of articles of amendment designating the rights and preferences of the preferred stock with the

SEC prior to any issuance of preferred stock, and you should read such articles of amendment for provisions that may be important to you.

The articles of amendment and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any shares of preferred stock we issue will be fully paid and nonassessable.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

The following summary of certain provisions of the WBCA and our articles of incorporation and bylaws is not complete. You should read the WBCA and our articles of incorporation and bylaws for a more complete information. The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire Flow and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.

Issuance of Preferred Stock.  As noted above, our board of directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a hostile takeover attempt, changes of control or changes in or removal of our management, including transactions that are favored by our shareholders.

Vote Required for Merger.  Our articles of incorporation require the affirmative approval of a merger, share exchange or sale of substantially all of the Company’s assets by two-thirds of the Company’s shares entitled to vote, or, if separate voting groups are required, then by not less than a majority of all of the votes entitled to be cast by that voting group.

Shareholder Meetings.  Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 10% of the voting power of all shareholders. Additionally, our board of directors and the corporate secretary each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals.  Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors or proposing actions opposed by our board of directors.

Preferred Share Rights Purchase Plan.  On June 7, 1990, the Board of Directors of the Company adopted a Preferred Share Rights Purchase Plan (the “Plan”). The Plan was amended and restated as of September 1, 1999 and amended by Amendments No. 1 and 2 dated October 29, 2003 and October 19, 2004, respectively. Pursuant to the Plan, as amended, a Preferred Share Purchase Right (a “Right”) is attached to each share of Company common stock. The Rights will be exercisable only if a person or group acquires 15% or more of the Company’s common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of the common stock. Each Right entitles shareholders to buy one one-hundredth of a share of Series B Junior Participating Preferred Stock (the “Series B Preferred Shares”) of the Company at a price of $45. If the Company is acquired in a merger or other business combination transaction, each Right will entitle its holder to purchase a number of the acquiring company’s common shares having a value equal to twice the exercise price of the Right. If a person or group acquires 15% or more of the Company’s outstanding common stock, each Right will entitle its holder (other than such person or members of such group) to receive, upon exercise, a number of the Company’s common shares having a value equal to two times the exercise price of the Right. Following the acquisition by a person or group of 15% or more of the Company’s common stock and prior to an acquisition of 50% or more of such common stock, the Board of Directors may exchange each Right (other than Rights owned by such person or group) for one share of common stock or for one one-hundredth of a Series B Preferred Share. Prior to the acquisition by a person or group of 15% of the Company’s common stock, the Rights are redeemable, at the option of the Board, for $.0001 per Right. The Rights expire on September 1, 2009. The Rights do not have voting or dividend rights, and until they become exercisable, have no dilutive effect on the earnings of the Company. There are no outstanding rights under this plan as of April 30, 2009 and 2008.

Washington Takeover Statute.  Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	receipt by the acquiring person of any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.

Limitations of Liability and Indemnification Matters.  Pursuant to our articles and bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of our company or who, while an officer or director of our company, is or was serving at our request as an director, officer, employee or agent of our company or another company or partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by us to the fullest extent permitted by Washington law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators. We have entered into indemnification agreements with each of our directors. The indemnification agreements set out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification, and the requirements relating to notice and defense of claims for which indemnification is sought. These agreements are in addition to the indemnification provided to our directors under our articles of incorporation and bylaws in accordance with Washington law.

Our articles of incorporation provide that, to the fullest extent permitted by Washington law, a director of our company shall not be liable to the corporation or its shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Stock Exchange

Our common stock is listed on the NASDAQ Stock Exchange under the symbol “FLOW.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is BNY Mellon Shareowner Services LLC, P.O. Box 3315, South Hackensack, NJ 07606. Its phone number is (800) 522-6645.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

The prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether such units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent.

Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by K&L Gates LLP, our outside counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Flow’s Annual Report on Form 10-K, and the effectiveness of Flow’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

7,825,000 Common Stock
FLOW INTERNATIONAL CORPORATION
Common Stock
Roth Capital Partners

Prospectus Supplement
September 1, 2009